Exhibit 99.1
News Release

For immediate release	For more information contact:
March 1, 2019	Jeffrey E. Eberwein
Chairman of the Board
203-489-9501
ir@digirad.com
Digirad Corporation Reports Financial Results for the
Fourth Quarter and Twelve Months Ended December 31, 2018

•	Performs within guidance for Revenue and Free Cash Flow for 2018

•	Pays down $10 million in debt during 2018, including $4 million in Q4 2018
Suwanee, GA. - Digirad Corporation (Nasdaq: DRAD) reported today its financial results for the fourth quarter and twelve months ended December 31, 2018.
Total revenues from continuing operations for the fourth quarter were $25.9 million, compared to $26.3 million in the fourth quarter of the prior year.
Net loss from continuing operations for the fourth quarter was $0.9 million, or $0.05 net loss per diluted share, compared to net loss from continuing operations of $22.6 million or $1.13 net loss per diluted share in the same period in the prior year. Non-GAAP adjusted net loss from continuing operations for the fourth quarter was $1.2 million, or $0.06 per diluted share, compared to adjusted net loss of $1.4 million, or $0.07 per diluted share in the same period in the prior year.
Operating cash flow for the fourth quarter was $2.8 million, compared to $2.0 million for the same period in the prior year. Non-GAAP adjusted EBITDA from continuing operations for the fourth quarter was $0.8 million, compared to $0.8 million in the same period in the prior year. Non-GAAP free cash flow was $2.9 million for the fourth quarter, compared to $1.0 million in the same period in the prior year.
Total revenues for the twelve months ended December 31, 2018 were $104.2 million, compared to $104.6 million in the same period in the prior year.
Net loss from continuing operations for the twelve months ended December 31, 2018 was $3.8 million, or $0.19 net loss per diluted share, compared to net loss of $35.0 million, or $1.75 net loss per diluted share in the same period in the prior year. Non-GAAP adjusted net loss for the twelve months ended December 31, 2018 was $2.8 million, or $0.14 per diluted share, compared to adjusted net loss of $3.1 million, or $0.15 per diluted share in the same period in the prior year.
Operating cash flow for the twelve months ended December 31, 2018 was $5.1 million, compared to $6.1 million for the twelve months ended December 31, 2017. Non-GAAP adjusted EBITDA for the twelve months ended December 31, 2018 was $6.0 million, compared to $6.3 million in the same period in the prior year. Non-GAAP free cash flow was $5.0 million for the twelve months ended December 31, 2018, compared to $3.7 million in the same period in the prior year.
Digirad President and CEO Matt Molchan said, “Overall, we finished 2018 within our guidance range for revenue and free cash flow, but below for adjusted EBITDA. Our adjusted EBITDA was below our guidance range mainly due to lower than expected camera sales in Diagnostic Imaging and higher than anticipated costs in our Mobile Healthcare unit. We have reorganized our business for 2019 to better align our executive management team to focus on growing revenues organically and reducing expenses across the whole organization. From an overall business perspective, our Diagnostic Imaging Solutions (DIS) unit performed well during the year, growing revenues by 4% year over year. Our Mobile Healthcare business experienced higher than anticipated costs associated with equipment and trailer maintenance, which offset better than expected revenue performance. Diagnostic Imaging finished the year below expectations, but did have a solid 4th quarter, which should bode well for our performance in 2019. In terms of debt levels, we paid down $10 million in debt during the year, which amounts to a 50% reduction versus a year ago, and we paid down $4 million of debt in the 4th Quarter alone.”
The proposed merger with ATRM Holdings, Inc. to form “HoldCo”, previously announced on September 10th, 2018, continues to progress with an anticipated closing midyear 2019. As previously stated, HoldCo, once it is formed, expects to make high-return internal investments as well as look for attractive acquisition opportunities in addition to repurchasing shares. Share repurchases will be evaluated against organic growth investments and acquisitions, and the Company expects to continually allocate capital to its highest and best use.

Finally, Digirad Corporation has approximately $84 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. Protecting the value of this NOL asset limits the amount of stock than can be repurchased over a given time period. In order to protect the value of the NOL for all stockholders, the Company has a charter amendment in place that limits beneficial ownership of Digirad common stock to 4.99%. Stockholders who wish to own more than 4.99% of Digirad common stock, or who already own more than 4.99% of Digirad common stock and wish to buy more, may only acquire additional Shares with the Board’s prior written approval.
If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail ir@digirad.com.
2018 Financial Guidance
The Company met its previously announced 2018 financial guidance for revenues from continuing operations of between $100 million and $105 million and free cash flow between $4 million and $5 million. The Company’s non-GAAP adjusted EBITDA was $6.0 million compared to previously announced target of $7.0 million.
Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT on March 1, 2019 to discuss the results and management’s outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://drad.client.shareholder.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per diluted share,” “free cash flow”, and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are net income and diluted net income per share. The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, acquisition related contingent consideration adjustments, unrealized gain (loss) on available-for-sale securities, and non-recurring related income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization, and stock-based compensation.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad’s financial condition and results of operations is included as Exhibit 99.2 to Digirad’s report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2019.
About Digirad Corporation
Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Digirad’s diverse portfolio of mobile healthcare solutions and diagnostic imaging equipment and services, provides hospitals, physician practices, and imaging centers through the United States access to technology and services necessary to provide exceptional patient care in the rapidly changing healthcare environment. For more information, please visit www.digirad.com.
Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company’s ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

(in thousands, except per share amounts)	2018	2017	2018	2017
Revenues:
Services	$22,346	$22,932	$92,197	$92,551
Product and product-related	3,582	3,380	11,983	12,081
Total revenues	25,928	26,312	104,180	104,632
Cost of revenues:
Services	20,084	19,935	79,068	76,391
Product and product-related	2,105	1,841	6,841	7,045
Total cost of revenues	22,189	21,776	85,909	83,436
Gross profit	3,739	4,536	18,271	21,196
Total gross profit percentage	14.4%	17.2%	17.5%	20.3%
Services gross profit percentage	10.1%	13.1%	14.2%	17.5%
Product and product-related gross profit percentage	41.2%	45.5%	42.9%	41.7%
Operating expenses:
Marketing and sales	1,209	1,487	5,418	6,249
General and administrative	3,620	4,255	15,038	18,586
Amortization of intangible assets	308	373	1,377	1,494
Goodwill impairment	—	166	476	166
Loss on sale of buildings	—	—	507	—
Total operating expenses	5,137	6,281	22,816	26,495
Loss from operations	(1,398)	(1,745)	(4,545)	(5,299)
Other expense:
Other expense, net	51	(74)	(61)	(311)
Interest expense, net	(188)	(156)	(751)	(730)
Loss on extinguishment of debt	—	—	(43)	(709)
Total other expense	(137)	(230)	(855)	(1,750)
Loss before income taxes	(1,535)	(1,975)	(5,400)	(7,049)
Income tax benefit (expense)	621	(20,630)	1,561	(27,987)
Loss from continuing operations, net of tax	(914)	(22,605)	(3,839)	(35,036)
(Loss) income from discontinued operations, net of tax	(680)	622	4,575	(694)
Net (loss) income	$(1,594)	$(21,983)	$736	$(35,730)

Net (loss) income per share - basic and diluted
Continuing operations	$(0.05)	$(1.13)	$(0.19)	$(1.75)
Discontinued operations	(0.03)	0.03	0.23	(0.03)
Net (loss) income per share - basic and diluted	$(0.08)	$(1.10)	$0.04	$(1.79)
Dividends declared per common share	$—	$0.055	$0.165	$0.210
Weighted average shares outstanding – basic and diluted	20,242	20,058	20,158	19,995

Net (loss) income	$(1,594)	$(21,983)	$736	$(35,730)
Other comprehensive income (loss):
Unrealized gain on available-for-sale marketable securities	—	17	—	17
Reclassification of unrealized gain on available-for-sale marketable securities to retained earnings	—	—	(17)	—
Reclassification of other-than-temporary losses on available-for-sale securities included in net (loss) income	—	—	—	52
Total other comprehensive income (loss)	—	17	(17)	69
Provision for income taxes	—	(22)	—	(22)
Total other comprehensive income (loss), after tax	—	(5)	(17)	47
Comprehensive (loss) income	$(1,594)	$(21,988)	$719	$(35,683)

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	December 31, 2018	December 31, 2017
Assets:
Current assets:
Cash and cash equivalents	$1,545	$1,877
Equity securities	153	97
Accounts receivable, net	12,642	15,887
Inventories, net	5,402	5,501
Restricted cash	167	242
Other current assets	1,285	1,972
Total current assets	21,194	25,576
Property and equipment, net	21,645	28,365
Intangible assets, net	5,228	7,830
Goodwill	1,745	2,393
Restricted cash	101	101
Non-current assets held for sale	—	1,735
Other assets	681	703
Total assets	$50,594	$66,703

Liabilities:
Current liabilities:
Accounts payable	$5,206	$5,207
Accrued compensation	3,862	5,507
Accrued warranty	197	204
Deferred revenue	1,687	2,302
Current liabilities held-for-sale	—	835
Other current liabilities	2,265	2,915
Total current liabilities	13,217	16,970
Long-term debt	9,500	19,500
Deferred tax liabilities	121	254
Other liabilities	1,956	2,180
Total liabilities	24,794	38,904

Stockholders’ equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0001 par value: 80,000,000 shares authorized; 20,249,786 and 20,060,311 shares issued and outstanding (net of treasury shares) at December 31, 2018 and 2017, respectively	2	2
Treasury stock, at cost; 2,588,484 shares at December 31, 2018 and 2017	(5,728)	(5,728)
Additional paid-in capital	145,428	148,163
Accumulated other comprehensive loss	(22)	(5)
Accumulated deficit	(113,880)	(114,633)
Total stockholders’ equity	25,800	27,799
Total liabilities and stockholders’ equity	$50,594	$66,703

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Net loss from continuing operations	$(914)	$(22,605)	$(3,839)	$(35,036)
Acquired intangible amortization	308	373	1,377	1,494
Unrealized (gain) loss on available-for-sale securities (1)	(50)	74	62	311
Litigation reserve (2)	—	—	—	1,339
Restructuring costs (3)	(4)	—	93	—
Loss on extinguishment of debt	—	—	43	709
Goodwill impairment (4)	—	166	476	166
Loss on sale of buildings (5)	—	—	507	—
Transaction Cost (6)	91	—	91	—
Acquisition related contingent consideration valuation adjustment (7)	—	—	—	(57)
Income tax items (8)	(621)	20,630	(1,561)	27,987
Non-GAAP adjusted net loss from continuing operations	$(1,190)	$(1,362)	$(2,751)	$(3,087)

Net loss per diluted share from continuing operations (9)	$(0.05)	$(1.13)	$(0.19)	$(1.75)
Acquired intangible amortization	0.02	0.02	0.07	0.07
Unrealized loss on available-for-sale securities (1)	—	—	—	0.02
Litigation reserve (2)	—	—	—	0.07
Restructuring costs (3)	—	—	—	—
Loss on extinguishment of debt	—	—	—	0.04
Goodwill impairment (4)	—	0.01	0.02	0.01
Loss on sale of buildings (5)	—	—	0.03	—
Transaction Cost (6)	—	—	—	—
Acquisition related contingent consideration valuation adjustment (7)	—	—	—	—
Income tax items (8)	(0.03)	1.03	(0.08)	1.40
Non-GAAP adjusted net loss per basic and diluted share from continuing operations (9)	$(0.06)	$(0.07)	$(0.14)	$(0.15)

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2018	2017	2018	2017

Net loss from continuing operations	$(914)	$(22,605)	$(3,839)	$(35,036)
Unrealized (loss) gain on equity securities (1)	(50)	74	62	311
Litigation reserve (2)	—	—	—	1,339
Restructuring costs (3)	(4)	—	93	—
Goodwill impairment (4)	—	166	476	166
Loss on extinguishment of debt	—	—	43	709
Depreciation and amortization	1,988	2,339	8,706	9,363
Stock-based compensation	88	25	634	834
Loss on sale of buildings (5)	—	—	507	—
Interest expense, net	188	156	751	730
Transaction cost (6)	91	—	91	—
Acquisition related contingent consideration valuation adjustment (7)	—	—	—	(57)
Income tax (benefit) expense	(621)	20,630	(1,561)	27,987
Non-GAAP adjusted EBITDA from continuing operations	$766	$785	$5,963	$6,346
(1) Reflects change in fair value of investments in equity securities.
(2) Reflects legal settlement for wage and hour litigation in 2017.
(3) Reflects severance related costs.
(4) Reflects impairment of goodwill for Telerhythmics reporting unit.
(5) Reflects loss on sale a portion of land and buildings in our Fargo location.
(6) Reflects legal costs related to one time transactions, include the ATRM acquisition, joint venture, and stock issuance in Q4 2018.
(7) Reflects fair value adjustment to estimate of contingent consideration related to acquisitions.
(8) The Company has a significant tax NOL that is offset by a full valuation allowance recorded in the fourth quarter of 2017 in the GAAP consolidated financial statements. As a result, for purposes of non-GAAP measures, we utilized a 0% effective tax rate for both periods.
(9) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.
Digirad Corporation
Reconciliation of Operating Cash Flow to Free Cash Flow
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2018	2017	2018	2017
Net cash provided by (used in) operating activities	$2,846	$1,968	$5,064	$6,069
Purchases of property and equipment, net of dispositions	71	(971)	(68)	(2,364)
Free cash flow	$2,917	$997	$4,996	$3,705

Digirad Corporation
Supplemental Debt Information
(Unaudited)
The following table reflects outstanding principal balances and interest rates for the Company’s debt at December 31, 2018 and December 31, 2017:

	December 31, 2018		December 31, 2017
	Amount	Interest Rate	Amount	Interest Rate
Revolving Credit Facility (1)	$9,500	4.87%	$19,500	3.90%
(1) Revolving Credit Agreement was entered into with Comerica Bank in June 2017, which was subsequently amended on January 30, 2018 and September 30, 2018. The agreement consists of a revolving credit facility with a five-year term, maturing on June 21, 2022.
Digirad Corporation
Supplemental Segment Information
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2018	2017 (1)	2018	2017 (1)
Revenue by segment:
Diagnostic Services	$11,552	$12,084	$49,256	$49,016
Diagnostic Imaging	3,582	3,380	11,983	12,081
Mobile Healthcare	10,794	10,848	42,941	43,535
Consolidated revenue	$25,928	$26,312	$104,180	$104,632
Gross profit by segment:
Diagnostic Services	$1,827	$1,790	$9,447	$9,942
Diagnostic Imaging	1,477	1,539	5,142	5,036
Mobile Healthcare	435	1,207	3,682	6,218
Consolidated gross profit	$3,739	$4,536	$18,271	$21,196
Income (loss) from continuing operations by segment:
Diagnostic Services	$(32)	$(577)	$732	$(134)
Diagnostic Imaging	140	(150)	(304)	(1,097)
Mobile Healthcare	(1,506)	(852)	(3,990)	(2,563)
Segment loss from continuing operations	$(1,398)	$(1,579)	$(3,562)	$(3,794)
Loss on sale of buildings (2)	$—	$—	$(507)	$—
Goodwill impairment (3)	—	(166)	(476)	(166)
Litigation reserve (4)	—	—	—	(1,339)
Consolidated loss from continuing operations	$(1,398)	$(1,745)	$(4,545)	$(5,299)
(1) Segment information has been recast for all periods presented to reflect the MDSS disposition as discontinued operations. As certain shared function costs previously allocated to MDSS are not allocable to discontinued operations, prior period corporate costs have been re-allocated amongst the continuing reportable segments.
(2) Reflects loss on sale a portion of land and buildings in our Fargo location.
(3) Reflects goodwill impairment adjustment for Telerhythmics reporting unit.
(4) Reflects legal settlement reserve for wage and hour litigation in 2017.